UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 20, 2009
I2 TELECOM INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	(404)567-4750
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2009, the Board of Directors of the Company: (i) elected Andrew L. Berman (“Berman”) as Chief Executive Officer of the Company; (ii) elected Paul R. Arena (“Arena”) as Executive Chairman of the Board, Chief Financial Officer and Secretary of the Company; and (iii) entered into Employment Agreements (each, an “Employment Agreement” and collectively, the “Employment Agreements”) with each of Berman, Arena Christopher R. Miltenberger (“Miltenberger”), and Douglas F. Bender (“Bender”).

The Berman Employment Agreement provides for, among other things: (i) employment as Chief Executive Officer of the Company; (ii) a two-year term, subject to annual extensions at the option of the Company; (iii) a base salary of $275,000, and an annual bonus of up to 50% of such base salary; (iv) a grant of 4,000,000 stock options, at an exercise price of $0.07 per share, which options shall have a five-year term, and 1,000,000 of which vest 1/36 over three-years, and the remaining 3,000,000 of which will vest upon the attainment of certain performance hurdles; (v) the potential grant of an additional 12,500,000 shares of Common Stock upon the consummation of a defined minimum financing and acquisition by the Company; and (vi) change of control protection.

The Arena Employment Agreement provides for, among other things: (i) employment as Executive Chairman of the Board, Chief Financial Officer and Secretary of the Company; (ii) a two-year term, subject to annual extensions at the option of the Company; (iii) a base salary of $275,000, and an annual bonus of up to 50% of such base salary; (iv) a grant of 4,000,000 stock options, at an exercise price of $0.07 per share, which options shall have a five-year term, and 1,000,000 of which vest 1/36 over three-years, and the remaining 3,000,000 of which will vest upon the attainment of certain performance hurdles; (v) the potential grant of an additional 12,500,000 shares of Common Stock upon the consummation of a defined minimum financing and acquisition by the Company; and (vi) change of control protection.

The Miltenberger Employment Agreements provides for, among other things: (i) employment as President and Chief Operating Officer of the Company; (ii) a two-year term, subject to annual extensions at the option of the Company; (iii) a base salary of $200,000 and an annual bonus of up to 50% of such base salary; (iv) a grant of 2,000,000 stock options, at an exercise price of $0.05 per share, which options shall have a five-year term, and 500,000 of which vest 1/36 over three-years, and the remaining 1,500,000 of which will vest upon the attainment of certain performance hurdles; (v) the potential grant of an additional 7,500,000 shares of Common Stock upon the consummation of a defined minimum financing and acquisition by the Company; and (vi) change of control protection.

The Bender Employment Agreements provides for, among other things: (i) employment as Senior Vice President and General Manager of the Company; (ii) a two-year term, subject to annual extensions at the option of the Company; (iii) a base salary of $150,000, and an annual bonus of up to 50% of such base salary; (iv) a grant of 2,000,000 stock options, at an exercise price of $0.07 per share, which options shall have a five-year term, and 500,000 of which vest 1/36 over three-years, and the remaining 1,500,000 of which will vest upon the attainment of certain performance hurdles; (v) the potential grant of an additional 7,500,000 shares of Common Stock upon the consummation of a defined minimum financing and acquisition by the Company; and (vi) change of control protection.

The foregoing discussion of the terms of the Employment Agreements provides only a brief discussion of such

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documents. This discussion is qualified in its entirety by the full text of each of the Employment Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 to 10.3.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

The information called for by this item is contained in Item 1.01, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exh. No.	Description
10.1	Employment Agreement, dated April 20, 2009, by and between the Company and Andrew L.
Berman
10.2	Employment Agreement, dated April 20, 2009, by and between the Company and Paul R. Arena
10.3	Employment Agreement, dated April 20, 2009, by and between the Company and Christopher R.
Miltenberger
10.4	Employment Agreement, dated April 20, 2009, by and between the Company and Douglas F. Bender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Company)

Date	April 24, 2009
By:
Name		Paul Arena
Title:		Chief Financial Officer and Principal Financial Officer

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